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                                                                    EXHIBIT 23.4


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 3 of Registration Statement No. 333-88014 of United Auto Group, Inc. on Form S-3, of our report dated April 9, 2001 on the financial statements of HBL, Inc. as of February 28, 2001 and December 31, 2000, and for the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999 appearing in a Current Report on Form 8-K of United Auto Group, Inc. dated November 25, 2002. We also consent to the reference to us under the headings "Experts" in this Registration Statement.



/s/  KAISER SCHERER & SCHLEGEL, PLLC
Washington, D.C.
January 7, 2003